-----------------------------------------------------------------

                                      PP&L, INC.

                    (FORMERLY PENNSYLVANIA POWER & LIGHT COMPANY)

                                          TO


                                BANKERS TRUST COMPANY

               (SUCCESSOR TO MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                     FORMERLY GUARANTY TRUST COMPANY OF NEW YORK)


                            AS TRUSTEE UNDER PP&L, INC.'S
                             MORTGAGE AND DEED OF TRUST,
                             DATED AS OF OCTOBER 1, 1945



                            _____________________________



                          SIXTY-SIXTH SUPPLEMENTAL INDENTURE



                         PROVIDING AMONG OTHER THINGS FOR
        FIRST MORTGAGE BONDS, 6 1/8% RESET PUT SECURITIES SERIES DUE 2006



                            _____________________________




                               DATED AS OF MAY 1, 1998


          =================================================================

                          SIXTY-SIXTH SUPPLEMENTAL INDENTURE


                    SIXTY-SIXTH SUPPLEMENTAL INDENTURE, dated as of the 1ST day of May, 1998 made and entered into by and between PP&L, INC. (formerly Pennsylvania Power & Light Company), a corporation of the Commonwealth of Pennsylvania, whose address is Two North Ninth Street, Allentown, Pennsylvania 18101 (hereinafter sometimes called the Company), and BANKERS TRUST COMPANY (successor to Morgan Guaranty Trust Company of New York, formerly Guaranty Trust Company of New York), a corporation of the State of New York, whose address is 4 Albany Street, New York, New York 10006 (hereinafter sometimes called the Trustee), as Trustee under the Mortgage and Deed of Trust, dated as of October 1, 1945 (hereinafter called the Mortgage and, together with any indentures supplemental thereto, hereinafter called the Indenture), which Mortgage was executed and delivered by PP&L, Inc. to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which said Mortgage is hereby made, this instrument (hereinafter called the Sixty-sixth Supplemental Indenture) being supplemental thereto;

                    WHEREAS, said Mortgage was or is to be recorded in various Counties in the Commonwealth of Pennsylvania, which Counties include or will include all Counties in which this Sixty-sixth Supplemental Indenture is to be recorded; and

                    WHEREAS, an instrument, dated August 5, 1994, was executed by the Company appointing Bankers Trust Company as Trustee in succession to said Morgan Guaranty Trust Company of New York (resigned) under the Indenture, and by Bankers Trust Company accepting said appointment, which instrument was or is to be recorded in various Counties in the Commonwealth of Pennsylvania; and

                    WHEREAS, by an amendment to its Articles of Incorporation filed with the Office of the Secretary of State of Pennsylvania on September 12, 1997, the Company changed its name to PP&L, Inc.; and

                    WHEREAS, by the Mortgage the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Indenture and to make subject to the lien of the Indenture any property thereafter acquired and intended to be subject to the lien thereof; and

                    WHEREAS, the Company executed and delivered to the Trustee, as supplements to the Mortgage, the following supplemental indentures:

               Designation                             Dated as of
               -----------                             -----------

               First Supplemental Indenture            July 1, 1947
               Second Supplemental Indenture           December 1, 1948
               Third Supplemental Indenture            February 1, 1950
               Fourth Supplemental Indenture           March 1, 1953
               Fifth Supplemental Indenture            August 1, 1955
               Sixth Supplemental Indenture            December 1, 1961
               Seventh Supplemental Indenture          March 1, 1964
               Eighth Supplemental Indenture           June 1, 1966
               Ninth Supplemental Indenture            November 1, 1967
               Tenth Supplemental Indenture            December 1, 1967
               Eleventh Supplemental Indenture         January 1, 1969
               Twelfth Supplemental Indenture          June 1, 1969
               Thirteenth Supplemental Indenture       March 1, 1970
               Fourteenth Supplemental Indenture       February 1, 1971
               Fifteenth Supplemental Indenture        February 1, 1972
               Sixteenth Supplemental Indenture        January 1, 1973
               Seventeenth Supplemental Indenture      May 1, 1973
               Eighteenth Supplemental Indenture       April 1, 1974
               Nineteenth Supplemental Indenture       October 1, 1974
               Twentieth Supplemental Indenture        May 1, 1975
               Twenty-first Supplemental Indenture     November 1, 1975
               Twenty-second Supplemental Indenture    December 1, 1976
               Twenty-third Supplemental Indenture     December 1, 1977
               Twenty-fourth Supplemental Indenture    April 1, 1979
               Twenty-fifth Supplemental Indenture     April 1, 1980
               Twenty-sixth Supplemental Indenture     June 1, 1980
               Twenty-seventh Supplemental Indenture   June 1, 1980
               Twenty-eighth Supplemental Indenture    December 1, 1980
               Twenty-ninth Supplemental Indenture     February 1, 1981
               Thirtieth Supplemental Indenture        February 1, 1981
               Thirty-first Supplemental Indenture     September 1, 1981
               Thirty-second Supplemental Indenture    April 1, 1982
               Thirty-third Supplemental Indenture     August 1, 1982
               Thirty-fourth Supplemental Indenture    October 1, 1982
               Thirty-fifth Supplemental Indenture     November 1, 1982
               Thirty-sixth Supplemental Indenture     February 1, 1983
               Thirty-seventh Supplemental Indenture   November 1, 1983
               Thirty-eighth Supplemental Indenture    March 1, 1984
               Thirty-ninth Supplemental Indenture     April 1, 1984
               Fortieth Supplemental Indenture         August 15, 1984
               Forty-first Supplemental Indenture      December 1, 1984

               Designation                             Dated as of
               -----------                             -----------

               Forty-second Supplemental Indenture     June 15, 1985
               Forty-third Supplemental Indenture      October 1, 1985
               Forty-fourth Supplemental Indenture     January 1, 1986
               Forty-fifth Supplemental Indenture      February 1, 1986
               Forty-sixth Supplemental Indenture      April 1, 1986
               Forty-seventh Supplemental Indenture    October 1, 1986
               Forty-eighth Supplemental Indenture     March 1, 1988
               Forty-ninth Supplemental Indenture      June 1, 1988
               Fiftieth Supplemental Indenture         January 1, 1989
               Fifty-first Supplemental Indenture      October 1, 1989
               Fifty-second Supplemental Indenture     July 1, 1991
               Fifty-third Supplemental Indenture      May 1, 1992
               Fifty-fourth Supplemental Indenture     November 1, 1992
               Fifty-fifth Supplemental Indenture      February 1, 1993
               Fifty-sixth Supplemental Indenture      April 1, 1993
               Fifty-seventh Supplemental Indenture    June 1, 1993
               Fifty-eighth Supplemental Indenture     October 1, 1993
               Fifty-ninth Supplemental Indenture      February 15, 1994
               Sixtieth Supplemental Indenture         March 1, 1994
               Sixty-first Supplemental Indenture      March 15, 1994
               Sixty-second Supplemental Indenture     September 1, 1994
               Sixty-third Supplemental Indenture      October 1, 1994
               Sixty-fourth Supplemental Indenture     August 1, 1995
               Sixty-fifth Supplemental Indenture      April 1, 1997


          which supplemental indentures were recorded in various Counties in the Commonwealth of Pennsylvania; and

                    WHEREAS, the Company executed and delivered to the Trustee its Supplemental Indenture, dated July 1, 1954, creating a security interest in certain personal property of the Company, pursuant to the provisions of the Pennsylvania Uniform Commercial Code, as a supplement to the Mortgage, which Supplemental Indenture was filed in the Office of the Secretary of the Commonwealth of Pennsylvania on July 1, 1954, and all subsequent supplemental indentures were so filed; and

                    WHEREAS, in addition to the property described in the Mortgage, as heretofore supplemented, the Company has acquired certain other property, rights and interests in property; and

                    WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, as supplemented, the following series of First Mortgage Bonds:

                                        PRINCIPAL           PRINCIPAL
                                        AMOUNT              AMOUNT
              SERIES                    ISSUED              OUTSTANDING
              ------                    ---------           -----------

               3% Series due 1975         $93,000,000       None
               2-3/4% Series due 1977      20,000,000       None
               3-1/4% Series due 1978      10,000,000       None
               2-3/4% Series due 1980      37,000,000       None
               3-1/2% Series due 1983      25,000,000       None
               3-3/8% Series due 1985      25,000,000       None
               4-5/8% Series due 1991      30,000,000       None
               4-5/8% Series due 1994      30,000,000       None
               5-5/8% Series due 1996      30,000,000       None
               6-3/4% Series due 1997      30,000,000       None
               6-1/2% Series due 1972      15,000,000       None
               7% Series due 1999          40,000,000       None
               8-1/8% Series due
                  June 1, 1999             40,000,000       None
               9% Series due 2000          50,000,000       None
               7-1/4% Series due 2001      60,000,000       None
               7-5/8% Series due 2002      75,000,000       None
               7-1/2% Series due 2003      80,000,000       None
               Pollution Control
                    Series A               28,000,000       None
               9-1/4% Series due 2004      80,000,000       None
               10-1/8% Series due 1982    100,000,000       None
               9-3/4% Series due 2005     125,000,000       None
               9-3/4% Series due
                  November 1, 2005        100,000,000       None
               8-1/4% Series due 2006     150,000,000       None
               8-1/2% Series due 2007     100,000,000       None
               9-7/8% Series due
                  1983-1985               100,000,000       None
               15-5/8% Series due 2010    100,000,000       None
               11-3/4% Series due 1984     30,000,000       None
               Pollution Control
                  Series B                 70,000,000       None
               Pollution Control
                  Series C                 20,000,000       None
               14% Series due
                  December 1, 1990        125,000,000       None
               15% Series due 1984-1986    50,000,000       None
               14-3/4% Series A due
                  1986                     30,000,000       None
               14-3/4% Series B
                  due 1986                 20,000,000       None
               16-1/2% Series
                  due 1987-1991            52,000,000       None

                                             PRINCIPAL      PRINCIPAL
                                             AMOUNT         AMOUNT
                      SERIES                  ISSUED        OUTSTANDING
                      ------                 ---------      -----------

               16-1/8% Series due 1992       $100,000,000   None
               16-1/2% Series due 1986-1990    92,500,000   None
               13-1/4% Series due 2012        100,000,000   None
               Pollution Control Series D      70,000,000   None
               12-1/8% Series due 1989-1993    50,000,000   None
               13-1/8% Series due 2013        125,000,000   None
               Pollution Control Series E      37,750,000   None
               13-1/2% Series due 1994        125,000,000   None
               Pollution Control Series F     115,500,000   None
               12-3/4% Series due 2014        125,000,000   None
               Pollution Control Series G      55,000,000   None
               12% Series due 2015            125,000,000   None
               10-7/8% Series due 2016        125,000,000   None
               9-5/8% Series due 1996         125,000,000   None
               9% Series due 2016             125,000,000   None
               9-1/2% Series due 2016         125,000,000   None
               9-1/4% Series due 1998         125,000,000   None
               9-5/8% Series due 1998         125,000,000   None
               10% Series due 2019            125,000,000   None
               9-1/4% Series due 2019         250,000,000   $215,000,000
               9-3/8% Series due 2021         150,000,000     99,750,000
               7-3/4% Series due 2002         150,000,000    150,000,000
               8-1/2% Series due 2022         150,000,000    150,000,000
               Pollution Control Series H      90,000,000     90,000,000
               6-7/8% Series due 2003         100,000,000    100,000,000
               7-7/8% Series due 2023         200,000,000    200,000,000
               5-1/2% Series due 1998         150,000,000   None
               6-1/2% Series due 2005         125,000,000    125,000,000
               6% Series due 2000             125,000,000    125,000,000
               6-3/4% Series due 2023         150,000,000    150,000,000
               Pollution Control Series I      53,250,000     53,250,000
               6.55% Series due 2006          150,000,000    150,000,000
               7.30% Series due 2024          150,000,000    150,000,000
               6-7/8% Series due 2004         150,000,000    150,000,000
               7-3/8% Series due 2014         100,000,000    100,000,000
               Pollution Control
                  Series J                    115,500,000    115,500,000
               7.70% Series due 2009          200,000,000    200,000,000
               Pollution Control Series K      55,000,000     55,000,000
               Short-Term Series A            800,000,000   None


          which bonds are also sometimes called bonds of the First through Seventy-third Series, respectively; and

                    WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Indenture as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Indenture; and

                    WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any future covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein or in any supplemental indenture or may establish the terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the States in which any property at the time subject to the lien of the Indenture shall be situated; and

                    WHEREAS, the Company now desires to create a new series of bonds and to add to its covenants and agreements contained in the Mortgage, as heretofore supplemented, certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage; and

                    WHEREAS, the execution and delivery by the Company of this Sixty-sixth Supplemental Indenture, and the terms of the bonds of the Seventy-fourth Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors;

                    NOW, THEREFORE, THIS INDENTURE WITNESSETH: That PP&L, Inc., in consideration of the premises and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustee and in order further to secure the payment both of the principal of and interest and premium, if any, on the bonds from time to time issued under the Indenture, according to their tenor and effect and the performance of all the provisions of the Indenture (including any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto Bankers Trust Company, as Trustee under the Indenture, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, all property, real, personal and mixed, of the kind or nature specifically mentioned in the Mortgage, as heretofore supplemented, or of any other kind or nature, acquired by the Company after the date of the execution and delivery of the Sixty-fifth Supplemental Indenture (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted and except any which may not lawfully be mortgaged or pledged under the Indenture), now owned or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

                    TOGETHER with all and singular the tenements, hereditaments, prescriptions, servitudes, and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

                    IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 87 of the Mortgage and to the extent permitted by law, all the property, rights, and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage, as heretofore supplemented, expressly excepted, shall be and are as fully granted and conveyed hereby and as fully embraced within the lien hereof and the lien of the Indenture, as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.

                    IT IS HEREBY DECLARED by the Company that all the property, rights and franchises now owned or hereafter acquired by the Company have been, or are, or will be owned or acquired with the intention to use the same in carrying on the business or branches of business of the Company, and it is hereby declared that it is the intention of the Company that all thereof, except any herein or in the Mortgage, as heretofore supplemented, expressly excepted, shall (subject to the provisions of Section 87 of the Mortgage and to the extent permitted by law) be embraced within the lien of this Sixty-sixth Supplemental Indenture and the lien of the Indenture.

                    PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Sixty-sixth Supplemental Indenture and from the lien and operation of the Indenture, viz:
                                                                      ---
          (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Indenture or covenanted so to be; (2) goods, wares, merchandise, equipment, apparatus, materials, or supplies held for the purpose of sale or other disposition in the usual course of business; fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; construction equipment acquired for temporary use; all aircraft, rolling stock, trolley coaches, buses, motor coaches, automobiles and other vehicles and materials and supplies held for the purposes of repairing or replacing (in whole or part) any of the same; all timber, minerals, mineral rights and royalties; (3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Indenture or covenanted so to be; the Company's contractual rights or other interest in or with respect to tires not owned by the Company; (4) the last day of the term of any lease or leasehold which may be or become subject to the lien of the Indenture; and (5) electric energy, gas, steam, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; provided, however, that the property and rights expressly excepted from the lien and operation of the Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in
          Section 65 thereof, as supplemented by the provisions of this Sixty-sixth Supplemental Indenture.

                    TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto Bankers Trust Company, as Trustee, and its successors and assigns forever.

                    IN TRUST NEVERTHELESS for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as heretofore supplemented, this Sixty-sixth Supplemental Indenture being supplemental to the Mortgage.

                    AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors as Trustee of said property in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to the Trustee, by the Mortgage as a part of the property therein stated to be conveyed.

                    The Company further covenants and agrees to and with the Trustee and its successors in said trust under the Indenture, as follows:


                                      ARTICLE I

                            SEVENTY-FOURTH SERIES OF BONDS

                    SECTION 1. There shall be a series of bonds designated "6 1/8% REset Put Securities Series Due 2006" (herein sometimes referred to as the "Seventy-fourth Series"), each of which shall also bear the descriptive title First Mortgage Bonds. Bonds of the Seventy-fourth Series shall be limited to $200,000,000 in aggregate principal amount except as provided in Section 16 of the Mortgage and shall mature on the Final Maturity Date and shall be subject to the Call Option and Mandatory Put as provided in the form of bond of the Seventy-fourth Series, and shall be issued as fully registered bonds in denominations of One Thousand Dollars and in any multiple or multiples of One Thousand Dollars; they shall bear interest, payable on the Interest Payment Dates, as provided in the form of bond of the Seventy-fourth Series; the principal of and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, and interest on each said bond to be also payable at the office of the Company in the City of Allentown, Pennsylvania, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Bonds of the Seventy-fourth Series shall be dated as in Section 10 of the Mortgage provided.

                    (I) Bonds of the Seventy-fourth Series shall be in substantially the following form, with such insertions, omissions and variations as the officer of the Company executing such bond may determine, such determination to be conclusively evidenced by such officer's execution of such bond:


                           [(SEE LEGEND AT THE END OF THIS
                       BOND FOR RESTRICTIONS ON TRANSFERABILITY
                                 AND CHANGE OF FORM)]



                            ([Temporary] Registered Bond)

                                      PP&L, INC.

          First Mortgage Bond, 6 1/8% REset Put Securities Series Due 2006

          No. R                                     CUSIP NO.:_____________

          Final Maturity Date:          May 1, 2006
          Initial Interest Rate:        6 1/8%
          Coupon Reset Date:            May 1, 2001
          Interest Payment Dates:       May 1 and November 1 of each year,
                                        commencing November 1, 1998
          Maximum Rate:                 9% per annum

          PP&L, INC., a corporation of the Commonwealth of Pennsylvania (hereinafter called the Company), for value received, hereby promises to pay to ______________, or to registered assigns,
          ________________________________________________________________
          ___ Dollars on the Final Maturity Date specified above, at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as the time of payment is legal tender for public and private debts, and to pay interest thereon as provided for herein.

                    This bond will bear interest at the Initial Interest Rate specified above from and including May 1, 1998 to but excluding the Coupon Reset Date specified above. Interest on this bond will be payable semi-annually on the Interest Payment Dates, specified above, of each year, commencing November 1, 1998. Interest will be calculated based on a 360-day year consisting of twelve 30-day months. On each Interest Payment Date, interest will be payable to the persons in whose name this bond is registered on the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date (each, a "Record Date"). "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law, executive decree or governmental decree to be closed.

                    If the Callholder (as defined below) elects to purchase this bond pursuant to the Call Option (as defined below), the Calculation Agent (as defined below) will reset the interest rate for this bond effective on the Coupon Reset Date, pursuant to the Coupon Reset Process described below; provided, however, that the annual interest rate on this bond shall not under any circumstance exceed 9% (the "Maximum Rate"). In such circumstance, (i) this bond will be purchased from the holder(s) by the Callholder at a price equal to 100% of the principal amount thereof on the Coupon Reset Date, on the terms and subject to the conditions described herein (interest accrued to the Coupon Reset Date will be paid by the Company on such date to holder(s) as of the most recent Record Date), and (ii) on and after the Coupon Reset Date, this bond will bear interest at the Coupon Reset Rate determined by the Calculation Agent in accordance with the procedures set forth below.

                    This bond [is a temporary bond and] is one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, 6 1/8% REset Put Securities Series Due 2006 ("Bonds"), the bonds of this series being limited to $200 million in aggregate principal amount, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, including the Sixty-sixth Supplemental Indenture dated as of May 1, 1998, called the Mortgage), dated as of October 1, 1945, executed by the Company to Guaranty Trust Company of New York (Bankers Trust Company, successor), as Trustee. Reference is made to the Mortgage and to any resolutions or written orders filed with the Trustee with respect to the Sixty-sixth Supplemental Indenture or this bond for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustee in respect thereof, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are and are to be secured and the circumstances under which additional bonds may be issued. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage may be modified or altered by such affirmative vote or votes of the holders of bonds then outstanding as are specified in the Mortgage.

                    The principal hereof may be declared or may become due prior to the Final Maturity Date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a default as in the Mortgage provided.

                    This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, and, thereupon, a new fully registered temporary or definitive bond of the same series for a like principal amount and like other terms will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner and holder hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee shall be affected by any notice to the contrary.

                    [In the manner prescribed in the Mortgage, this temporary bond is exchangeable at the office or agency of the Company in the Borough of Manhattan, The City of New York, without charge, for a definitive bond or bonds of the same series of a like aggregate principal amount and like other terms when such definitive bonds are prepared and ready for delivery. In the manner prescribed in the Mortgage, this temporary bond is exchangeable upon surrender thereof at said office or agency for a like aggregate principal amount of bonds with like other terms in temporary form of this series of other authorized denominations.]

                    As provided in the Mortgage, the Company shall not be required to make transfers or exchanges of bonds of this series for a period of ten (10) days next preceding any interest payment date for bonds of this series.

                    No recourse shall be had for the payment of the principal of (and premium, if any) or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

               This bond shall not become obligatory until Bankers Trust Company, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of authentication certificate endorsed hereon.

          CALL OPTION; MANDATORY PUT

                    (i) Call Option. By giving irrevocable notice to the Trustee in the manner described below (the "Call Notice"), the Company has the right to purchase all of the Bonds (including this bond), in whole but not in part, on the Coupon Reset Date (the "Call Option"), at a price equal to 100% of the principal amount thereof (the "Call Price"). The Company may assign to Morgan Stanley & Co. International Limited all its right, title and interest and obligation in, to and under the Call Option, and the Company, or in the event of such an assignment, Morgan Stanley & Co. International Limited, and any successor thereof, is herein referred to as the "Callholder". The Callholder will be required to give the Call Notice to the Trustee, in writing, prior to 4:00 p.m., New York City time, no later than fifteen calendar days prior to the Coupon Reset Date. The Call Notice shall contain delivery details satisfactory to the Trustee, including the identity of the Callholder's account with the Depositary (as defined below). If the Callholder exercises the Call Option by giving the Call Notice, (i) not later than 2:00 p.m., New York City time on the Business Day prior to the Coupon Reset Date, the Callholder shall pay the amount of the Call Price in immediately available funds to the Trustee for payment of the Call Price to the holders of the Bonds (including this bond) on the Coupon Reset Date and (ii) the holders of this bond will be required to deliver, and will be deemed to have delivered, this bond against payment therefor on the Coupon Reset Date through the facilities of The Depositary Trust Company or its successor, as Depository for the Bonds (the "Depository"), and will be required to accept the Call Price on such date in full satisfaction of this bond. The Callholder is not required to exercise the Call Option, and no holder of this bond or any interest therein will have any right or claim against the Callholder as a result of the Callholder's decision whether or not to exercise the Call Option or performance or nonperformance of its obligations with respect thereto.

                    (ii) Mandatory Put. If the Callholder does not purchase the Bonds on the Coupon Reset Date for any reason, the Trustee will be obligated to exercise on behalf of the holders of this bond the right to require the Company to purchase this bond, in whole but not in part (the "Mandatory Put"), on the Coupon Reset Date at a price equal to 100% of the principal amount thereof (the "Put Price"), and by its purchase hereof, each holder irrevocably agrees that the Trustee shall exercise the Mandatory Put for and on its behalf as provided herein. If the Trustee exercises the Mandatory Put, then the Company shall deliver the Put Price in immediately available funds to the Trustee by no later than 12:00 noon, New York City time, on the Coupon Reset Date, and the holders of this bond will be required to deliver, and will be deemed to have delivered, this bond to the Company against payment therefor on the Coupon Reset Date through the facilities of the Depository, and will be required to accept the Put Price on such date in full satisfaction of this bond. No holder of this bond or any interest therein has the right to consent or object to the exercise of the Trustee's duties under the Mandatory Put.

          COUPON RESET PROCESS

                    Pursuant to and subject to the terms of a Calculation Agency Agreement, dated as of May 5, 1998 between the Company and Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. Incorporated has been appointed the calculation agent for the Bonds (in such capacity as calculation agent, the "Calculation Agent", which term shall include any successor). If the Callholder exercises the Call Option, then the following steps (the "Coupon Reset Process") shall be taken in order to determine the interest rate to be paid on the Bonds (including this bond) from and including such Coupon Reset Date to but excluding the Final Maturity Date (the "Coupon Reset Rate"). The Calculation Agency Agreement provides that the Company and the Calculation Agent will use reasonable efforts to cause the actions contemplated below to be completed in as timely a manner as possible.

                         (a) The Company will provide the Calculation Agent with (i) a list (the "Dealer List") no later than five Business Days prior to the Coupon Reset Date, containing the names and addresses of three dealers, one of which shall be Morgan Stanley & Co. Incorporated, from which the Company desires the Calculation Agent to obtain Bids (as defined below) for the purchase of the Bonds and (ii) such other material reasonably requested by the Calculation Agent to facilitate a successful Coupon Reset Process.

                         (b) Within one Business Day following receipt by the Calculation Agent of the Dealer List, the Calculation Agent will provide to each dealer ("Dealer") on the Dealer List (i) a copy of the Prospectus Supplement dated April 28, 1998, together with the accompanying Prospectus dated April 2, 1998, relating to the offering of the Bonds, (ii) a copy of the form of Bonds and (iii) a written request that each Dealer submit a Bid to the Calculation Agent by 12:00 noon, New York City time, on the third Business Day prior to the Coupon Reset Date (the "Bid Date"). The time on the Bid Date upon which Bids will be requested may be changed by the Calculation Agent to as late as 3:00 p.m., New York City time. "Bid" means an irrevocable written offer given by a Dealer for the purchase of all Bonds, settling on the Coupon Reset Date, quoted by such Dealer as a stated yield to maturity on the Bonds ("Yield to Maturity"). Each Dealer will also be provided with (i) the name of the Company, (ii) an estimate of the Purchase Price (stated as a U.S. dollar amount and calculated by the Calculation Agent in accordance with paragraph (c) below), (iii) the principal amount and Final Maturity Date of the Bonds and (iv) the method by which interest will be calculated on the Bonds, including this bond.

                         (c) The purchase price to be paid by any Dealer for the Bonds (the "Purchase Price") will be equal to
                    (i) the principal amount of the Bonds, plus (ii) a premium (the "Bond Premium") which shall be equal to the excess, if any, of (A) the discounted present value to the Coupon Reset Date of a bond with a maturity of May 1, 2006 which has an interest rate of 5.72%, semi-annual interest payments on each May 1 and November 1, commencing November 1, 2001, and a principal amount equal to the principal amount of the Bonds, and assuming a discount rate equal to the Treasury Rate over (B) the principal amount of the Bonds. The "Treasury Rate" means the per annum rate equal to the offer side yield to maturity of the current on-the-run five-year United States Treasury Security per Telerate page 500 (or any successor or substitute page as may replace such page on such service), at 11:00 a.m., New York City time, on the Bid Date (or such other time or date that may be agreed upon by the Company and the Calculation Agent) or, if such rate does not appear on Telerate page 500 (or any successor or substitute page as may replace such page on such service), at such time, such rate on GovPX End-of-Day Pricing at 3:00 p.m., New York City time, on the Bid Date (or such other time or date that may be agreed upon by the Company and the Calculation Agent).

                         (d) The Calculation Agent will provide written notice to the Company by 12:30 p.m., New York City time on the Bid Date (or within 1/2 hour following the deadline for submission of Bids, if the deadline has been extended as provided above) setting forth (i) the names of each of the Dealers from which the Calculation Agent received Bids on the Bid Date, (ii) the Bid submitted by each such Dealer and (iii) the Purchase Price as determined pursuant to paragraph (c) above. Unless the Call Option has terminated, the Calculation Agent will thereafter select from the Bids timely received the Bid with the lowest Yield to Maturity (the "Selected Bid") and set the Coupon Reset Rate to be the lesser of the Maximum Rate and the rate required to produce a semi-annual bond equivalent yield on the Bonds equal to the Yield to Maturity indicated by the Selected Bid and assuming a purchase price of 100% plus the Bond Premium on the Coupon Reset Date and payment of the Bonds on the Final Maturity Date; provided, however, that if any two or more of the lowest Bids submitted are equivalent, the Company shall in its sole discretion select any of such equivalent Bids (and such selected Bid shall be the Selected Bid). The exercise of the Call Option by the Callholder shall constitute its agreement that the selection of the Selected Bid by the Calculation Agent shall constitute acceptance by the Callholder of the Selected Bid.

                         (e) Immediately after calculating the Coupon Reset Rate for this bond, the Calculation Agent will provide written notice to the Company and the Trustee, setting forth the Coupon Reset Rate. The Coupon Reset Rate for this bond will be effective from and including the Coupon Reset Date.

                    If at any time prior to the sale of this bond on the Bid Date (i) an Event of Default has occurred and is continuing under any of clauses (a), (b), (c), (d) and (g) of Section 65 of the Mortgage or a Cross-Default (as defined below) has occurred and is continuing, the Callholder may terminate the Call Option by written notice to the Company and the Trustee; and (ii) if any Event of Default under clauses (e) or (f) of Section 65 of the Mortgage has occurred and is continuing, the Call Option shall immediately and automatically terminate. If, following the exercise of the Call Option (x) the Calculation Agent determines that a Market Disruption Event (as defined below) has occurred and is continuing, and as a result thereof, the Callholder fails to pay the Call Price by 2:00 p.m., New York City time on the Business Day immediately preceding the Coupon Reset Date, or (y) fewer than two Dealers have submitted Bids in a timely manner substantially as provided above, the exercise of the Call Option will be automatically revoked, and the Call Option shall immediately terminate. If the Call Option terminates as described above, the Trustee will exercise the Mandatory Put on behalf of the holders of the Bonds on the Coupon Reset Date. "Cross-Default" means the occurrence or existence of (a) a default, event of default or other similar condition or event (however described) in respect of the Company (after giving effect to any applicable notice requirement or grace period), in one or more agreements or instruments relating to any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) for the payment or repayment of any money ("Specified Indebtedness"), individually or collectively, in an aggregate amount of not less than $100,000,000 which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared due and payable under such agreements or instruments, before it would otherwise have been due and payable or (b) a default by the Company in making one or more payments on the due date thereof in an aggregate amount of not less than $100,000,000 under such agreements or instruments (after giving effect to any applicable notice requirement or grace period). "Market Disruption Event" means any of the following if such events occur and are continuing on any day from and including the date of the Call Notice to and including the Bid Date in the judgment of the Calculation Agent: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the establishment of minimum prices on such exchange; (ii) a general moratorium on commercial banking activities declared by either federal or New York State authorities; (iii) any material adverse change in the existing financial, political or economic conditions in the United States of America; (iv) an outbreak or escalation of major hostilities involving the United States of America or the declaration of a national emergency or war by the United States; or (v) any material disruption of the U.S. government securities market, U.S. corporate bond market or U.S. federal wire system; provided, in each case, that in the judgment of the Calculation Agent the effect of the foregoing makes it impractical to conduct the Coupon Reset Process.

                    IN WITNESS WHEREOF, PP&L, INC. has caused this instrument to be signed in its corporate name by its President or one of its Vice Presidents by signature of such officer or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by signature of such officer or a facsimile thereof.


                                         PP&L, INC.


                                         By________________________________
                                                   [Vice] President


          ATTEST:


          __________________________
          [Assistant] Secretary


          Dated:

                         TRUSTEE'S AUTHENTICATION CERTIFICATE

               This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned Mortgage.

                                 BANKERS TRUST COMPANY,
                                             as Trustee


                                 By___________________________
                                       Authorized Officer


               [Unless and until this bond is exchanged in whole or in part for certificated bonds registered in the names of the various beneficial holders hereof as then certified to the Trustee by The Depository Trust Company or its successor (the "Depositary"), this bond may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

               Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of the Depositary and any amount payable thereunder is made payable to Cede & Co., or such other name, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

               This bond may be exchanged for certificated bonds registered in the names of the various beneficial owners hereof if (a) the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, or (b) the Company elects to issue certificated bonds to beneficial owners (as certified to the Company by the Depositary).]

                                  [End of Bond Form]

                    (II) The Company has initially designated The Depository Trust Company as the Depository (the "Depository") for the bonds of the Seventy-fourth series. For as long as the bonds of the Seventy-fourth series are registered in the name of the Depository or its nominee, all payments of interest, principal and other amounts in respect of such bonds may be made to the Depository or its nominee in accordance with the Depository's applicable procedures. Notwithstanding any provision hereof or in the Indenture, none of the Company, the Callholder, or the Trustee, nor any agent of any such person, shall have any responsibility with respect to the Depository's procedures or for any payments, transfers or other transactions, or any notices or other communications, among the Depository, any of its direct or indirect participants and any beneficial owners of such bonds. Each of the Company, the Callholder, the Trustee and any agent for any such person may treat the registered holder as the sole and exclusive owner of the bonds of the Seventy-fourth series for all purposes under the Indenture, including for making payments on such bonds and for providing notices and obtaining consents under the Indenture.

                    The Trustee agrees to exercise the Mandatory Put on behalf of the holders of the bonds of the Seventy-fourth series as provided in the form of such bonds set forth herein. In anticipation of the exercise of the Call Option or the Mandatory Put on the Coupon Reset Date, the Trustee will notify the registered holders of such Bonds, not less than 30 days nor more than 60 days prior to the Coupon Reset Date, in the manner provided in the Indenture, that all bonds of the Seventy-fourth series are required to be delivered on the Coupon Reset Date against payment of the Call Price by the Callholder under the Call Option or payment of the Put Price by the Company under the Mandatory Put. Notwithstanding anything herein to the contrary, no failure to give any such notice or any defect in any notice so given shall affect the requirement to deliver the bonds or the validity of the proceedings for such delivery, on the Coupon Reset Date as provided herein.

                    At the option of the registered owner, any bonds of the Seventy-fourth Series, upon surrender thereof, for cancellation, at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series, interest rate and maturity of other authorized denominations.

                    Bonds of the Seventy-fourth Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

                    Upon any transfer or exchange of bonds of the Seventy-fourth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the Seventy-fourth Series.

                    The holders of bonds of the Seventy-fourth Series consent that the Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of bonds of the Seventy-fourth Series entitled to consent to any amendment, supplement or waiver. If a record date is fixed, those persons who were holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.


                                      ARTICLE II

           MAINTENANCE AND REPLACEMENT FUND COVENANT -- DIVIDEND COVENANT --
                       OTHER RELATED PROVISIONS OF THE MORTGAGE

                    SECTION 2. Subject to the provisions of Section 3 hereof, the Company covenants and agrees that the provisions of
          Section 39 of the Mortgage, which were to remain in effect so long as any bonds of the First Series remained Outstanding, shall remain in full force and effect so long as any bonds of the Seventy-fourth Series are Outstanding.

                    Clause (d) of subsection (II) of Section 4 of the Mortgage, as heretofore amended, is hereby further amended by inserting the words "and Seventy-fourth Series" after the words "and Seventy-third Series" each time such words appear therein.

                    Clause (6) and clause (e) of Section 5 of the Mortgage and Section 29 of the Mortgage, as heretofore amended, are hereby further amended by inserting therein "Seventy-fourth" before "Seventy-third" each time such words occur therein.


                                     ARTICLE III

                               MISCELLANEOUS PROVISIONS

                    SECTION 3. The Company reserves the right to make such amendments to the Mortgage, as supplemented, as shall be necessary in order to delete subsection (I) of Section 39 of the Mortgage, and each holder of bonds of the Seventy-fourth Series hereby consents to such deletion without any other or further action by any holder of bonds of the Seventy-fourth Series.



                    SECTION 4. Pursuant to the right reserved in Section 4 of the Fourteenth Supplemental Indenture, the Company hereby amends the Mortgage, as supplemented, to amend Article XIX to read as described in said Section 4.

                    SECTION 5. The terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Sixty-sixth Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.

                    SECTION 6. Whenever in this Sixty-sixth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Sixty-sixth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

                    SECTION 7. So long as any bonds of the Seventy-fourth Series remain Outstanding, unless this provision shall have been waived in writing by the holders of seventy per centum (70%) in aggregate principal amount of bonds of the Seventy-fourth Series Outstanding at the time of such consent, subdivision (c) of
          Section 65 of the Mortgage shall read as follows:

                         "(c)  Failure to pay interest or premium, if any,
                    upon or principal (whether at maturity as therein expressed or by declaration, or otherwise) of any Outstanding Qualified Lien Bonds or of any outstanding indebtedness secured by any mortgage or other lien (not included in the term Excepted Encumbrances) prior to the lien of this Indenture, existing upon any property of the Company which is subject to the lien and operation of this Indenture continued beyond the period of grace, if any, specified in such mortgage or Qualified Lien or other lien securing the same;"

                    SECTION 8. A breach of a specified covenant or agreement of the Company contained in this Sixty-sixth
          Supplemental Indenture shall become a Default under the Indenture upon the happening of the events provided in Section 65(g) of the Mortgage with respect to such a covenant or agreement.

                    SECTION 9. The Trustee hereby accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore supplemented, set forth and upon the following terms and conditions:

                    The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixty-sixth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Each and every term and condition contained in Article XVII of the Mortgage, as heretofore amended by said First through Sixty-fifth Supplemental Indentures, shall apply to and form part of this Sixty-sixth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Sixty-sixth Supplemental Indenture.

                    SECTION 10. Nothing in this Sixty-sixth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Indenture, any right, remedy or claim under or by reason of this Sixty-sixth Supplemental Indenture or by any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Sixty-sixth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Indenture.

                    SECTION 11. This Sixty-sixth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                    PP&L, INC. does hereby constitute and appoint John R. Biggar to be its attorney for it, and in its name and as and for its corporate act and deed to acknowledge this Sixty-sixth Supplemental Indenture before any person having authority by the laws of the Commonwealth of Pennsylvania to take such acknowledgment, to the intent that the same may be duly recorded, and BANKERS TRUST COMPANY does hereby constitute and appoint ______________ to be its attorney for it, and in its name and as and for its corporate act and deed to acknowledge this Sixty-sixth Supplemental Indenture before any person having authority by the laws of the Commonwealth of Pennsylvania to take such acknowledgment, to the intent that the same may be duly recorded.

                    IN WITNESS WHEREOF, PP&L, INC. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, in the City of Allentown, Pennsylvania, and BANKERS TRUST COMPANY has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or one of its Trust Officers, and its corporate seal to be attested by one of its Assistant Vice Presidents, in The City of New York, as of the day and year first above written.

                                      PP&L, INC.


                                      By
                                         ----------------------------------
                                          Senior Vice President - Financial


          Attest:


          _______________________________________
               Assistant Secretary

                                             BANKERS TRUST COMPANY,
                                                            as Trustee



                                             By
                                               ----------------------------
                                                  Assistant Vice President


          Attest:


          ---------------------------------
               Assistant Treasurer

          COMMONWEALTH OF PENNSYLVANIA  )
                                             )    ss.:
          COUNTY OF LEHIGH                   )



                    On this      day of       , 1998, before me, a notary
          public, the undersigned officer, personally appeared JOHN R. BIGGAR, who acknowledged himself to be the Senior Vice President Financial of PP&L INC., a corporation and that he, as such Senior Vice President Financial, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Senior Vice President Financial.


                    In witness whereof, I hereunto set my hand and official seal.



                                          --------------------------------
                                                    Notary Public

          STATE OF NEW YORK        )
                                   )    ss.:
          COUNTY OF NEW YORK  )


                    On this 30th day of April, 1998, before me, a notary public, the undersigned officer, personally appeared SCOTT THEIL, who acknowledged himself to be an Assistant Vice President of BANKERS TRUST COMPANY, a corporation and that he, as such Assistant Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Assistant Vice President.


                    In witness whereof, I hereunto set my hand and official seal.



                                         -------------------------------------
                                                   SHARON V. ALSTON
                                            Notary Public, State of New York
                                                    No. 31-4966275
                                              Qualified in New York County
                                                Commission Expires 5/7/98


               Bankers Trust Company hereby certifies that its precise name and address as Trustee hereunder are:

                                Bankers Trust Company
                                   4 Albany Street
                              New York, New York  10006


                                             BANKERS TRUST COMPANY


                                             By
                                                ---------------------------
                                                  Assistant Vice President